As filed with the Securities and Exchange Commission on April 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5051	20-3779274
(State or other jurisdiction of incorporation or organization)	(Primary Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	2400 East Commercial Blvd.
	Suite 905
	Fort Lauderdale, FL 33308
	(954) 202-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William A. Smith II

Vice President, General Counsel and Secretary

2400 East Commercial Blvd.

Suite 905

Fort Lauderdale, FL 33308

(954) 202-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Nussbaum	LizabethAnn R. Eisen
Wachtell, Lipton, Rosen & Katz	Cravath, Swaine & Moore LLP
51 West 52nd Street	825 Eighth Avenue
New York, New York 10019	New York, New York 10019
(212) 403-1000	(212) 474-1000

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-150999

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)(3)
Common Stock, $0.01 par value per share	1,035,000	$21.00	$21,735,000	$1,549.71

(1)	Includes shares of common stock that may be purchased by the underwriters to cover over-allotments, if any. Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-150999).
(2)	Calculated at a rate of $71.30 per $1,000,000 of the proposed maximum aggregate offering price.
(3)	The $21,735,000 proposed maximum aggregate offering price is in addition to the $242,105,240 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-150999). An aggregate registration fee of $10,862.10 was previously paid in connection with that Registration Statement. The registrant previously paid a registration fee of $21,400.00 with a registration statement on Form S-1, File No. 333-134533, initially filed on May 26, 2006. Pursuant to Rule 457(p) of the Securities Act, $1,549.71 of the previously paid registration fee is offset against the registration fee otherwise due for this registration statement.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1, as amended (File No. 333-150999), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 8, 2010 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional 1,035,000 shares of our common stock in the offering related to the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All the exhibits filed with Registration Statement No. 333-150999 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney

*	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-150999) filed with the Commission on May 19, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Lauderdale, State of Florida, on the 8th day of April, 2010.

METALS USA HOLDINGS CORP.

By:	/S/ C. LOURENCO GONCALVES
Name:	C. Lourenco Goncalves
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/S/ C. LOURENCO GONCALVES C. Lourenco Goncalves	President, Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2010

/S/ ROBERT C. MCPHERSON, III Robert C. McPherson, III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2010

/S/ DANIEL L. HENNEKE Daniel L. Henneke	Vice President, Corporate Controller (Principal Accounting Officer)	April 8, 2010

* John T. Baldwin	Director	April 8, 2010

* Eric L. Press	Director	April 8, 2010

* M. Ali Rashid	Director	April 8, 2010

* Matthew R. Michelini	Director	April 8, 2010

*By:	/S/ ROBERT C. MCPHERSON, III
Name:	Robert C. McPherson, III
Title:	Attorney-in-fact

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Exhibit Index

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney

*	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-150999) filed with the Commission on May 19, 2008.